UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): April 4, 2014

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ		07834
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:		(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Note Purchase Agreement

On April 4, 2014, Healthcare Corporation of America (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with the persons named therein (each a “Lender”, and, collectively, the “Lenders”) pursuant to which the Lenders loaned the Company $1,000,000 and the Company issued $1,000,000 in Secured Convertible Term Notes (the “Notes”) to the Lenders. Selway Capital Holdings LLC, which loaned the Company $900,000 as a Lender, is 50% owned by Edmundo Gonzalez and Yaron Eitan, each of whom is one of our directors. The Notes:

(i) bear interest at the annual rate of eight percent (8%),

(ii) will be payable as to principal and interest on demand on April 2, 2015 (the “Maturity Date”), subject to acceleration upon an event of default, and

(iii) may be prepaid by the Company at any time prior to the maturity date.

Pursuant to the Security Agreement dated April 4, 2014 (the “Security Agreement”), the Company granted the Lenders a first priority security interest to all of the and assets of 340 Basics, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Company (“340 Basics”). In addition, the Company granted the Lenders a second priority security interest in and to all other assets of the Borrower, including equity interests in all other subsidiaries. Such second priority security interest is subordinate only to the security interest of Partners for Growth III, L.P., the Company’s senior lender.

The Company covenanted and agreed that:

(a) if, as of May 4, 2014, the Company has failed to secure at least $1,500,000 in a new financing (the “Next Financing Round”), such failure will constitute an event of default;

(b) if, as of May 4, 2014, the Company has secured at least $1,500,000 in a new financing, but less than $3,500,000, then the Company shall be entitled to an additional 30 days in which to secure an additional amount so that the aggregate amount raised totals $3,500,000;

(c) if, on or before expiration of such second 30 day period, the Company has failed to secure at least $3,500,000, such failure will constitute an event of default.

The Purchase Agreement specified other typical events of default including the failure to pay all principal and interest due under the Notes, the Company breaching the terms of any agreement entered into in connection with the Purchase Agreement, and the commencement of litigation against the Company alleging the failure to repay any material indebtedness.

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Convertible Notes

The Notes are convertible into validly issued, fully paid and non-assessable shares of common stock of the Company (“Conversion Shares”). The number of Conversion Shares to be issued upon conversion of the Notes are equal to (x) the sum of the outstanding principal amount and/or accrued interest and fees due or accrued and payable under the Note (the “Conversion Amount”) divided by (y) the lowest price per share offered for the securities sold in the Next Financing Round. At any time and from time to time holders may convert the Notes into common stock at the Conversion Price. In the event the Company fails to timely issue shares upon conversion of the Notes, it shall pay a penalty for each trading day such failure continues equal to 1% of the value of the shares it has failed to deliver based on the closing price of the common stock on the last day immediately preceding the day the Company could have timely delivered the shares. In addition, in the event the holder covers a net short position resulting from the Company’s failure to timely convert the Notes, then the Company shall be required to compensate the holder in the form of cash or shares and cash. The Company also agreed to grant the holder the same registration rights as were granted in the December 31, 2013 Registration Rights Agreement, or any newer Registration Rights Agreement, if any.

In the event of a default, the Company is required to pay additional interest at a rate of 2% per year.

The Notes provide for certain restrictive covenants of the Company, including prohibitions on: (i) incurring certain indebtedness; (ii) creation of certain liens; (iii) making of certain payments; (iv) redemption or cash dividends on Company capital stock; and (v) restrictions on certain asset transfers; (vi) certain changes in the business of the Company.

Warrants

In connection with the issuance of the Notes under the Purchase Agreement, on April 4, 2014 the Company issued warrants to purchase an aggregate of 2,000,000 shares of its common stock, (the “Warrants”). The term of the Warrants is five (5) years. The exercise price of the Warrants will be equal to the lowest of the following: (i) the price of common equity sold in the Next Financing Round, (ii) the conversion price of a convertible note raised after the Next Financing Round, or (iii) the exercise price of warrants issued in the Next Financing Round. The Warrants may also be exercised on a cashless basis. The Company also agreed to grant the holder the same registration rights as were granted in the December 31, 2013 Registration Rights Agreement, or any newer Registration Rights Agreement, if any.

Security Agreement and Subsidiary Guarantees

The Company and 340 Basics entered into a Security Agreement with the agent of the Lenders pursuant to which the Company and 340 Basics agreed to (i) secure the payment of all obligations under the Notes by granting and pledging to the agent a continuing first security interest in all of the assets of 340 Basics and the shares of 340 Basics owned by the Company, and (ii) a continuing second priority security interest in all of the other assets of the Company .

In addition 340 Basics executed a continuing and Unconditional Guarantee of the Company’s obligations under the Notes.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the terms of the Notes and Purchase Agreement and related obligations entered into on April 4, 2014 by and among the Company, 340 Basics and the Lenders, is summarized in Item 1.01 to this report, which is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the issuance of the Notes under the Purchase Agreement, on April 4, 2014 the Company issued:

•         Warrants to purchase an aggregate of 2,000,000 shares of the Company’s common stock. The term of the Warrants is five (5) years. The exercise price of the Warrants will be equal to the lowest of the following: (i) the price of common equity sold in the Next Financing Round, (ii) the conversion price of a convertible note raised after the Next Financing Round, or (iii) the exercise price of warrants issued in the Next Financing Round. The Warrants may also be exercised on a cashless basis.

•         Notes convertible into validly issued, fully paid and non-assessable shares of common stock of the Company (“Conversion Shares”). The number of Conversion Shares to be issued upon conversion of the Notes are equal to (x) the sum of the outstanding principal amount and/or accrued interest and fees due or accrued and payable under the Note (the “Conversion Amount”) divided by (y) the lowest price per share offered for the securities sold in the Next Financing Round.

Each of the securities were issued in connection with transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

4.1	Note Purchase Agreement dated April 4, 2014

4.2	Form of Secured Convertible Term Notes

4.3	Form of Warrant

4.4	Security Agreement dated April 4, 2014

4.5	Continuing and Unconditional Guarantee dated April 4, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE CORPORATION OF AMERICA

Dated: April 4, 2014	By:	/s/ Yoram Bibring
Name: Yoram Bibring Title: Chief Financial Officer

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